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Dated June 16, 1995,
as amended on August 1, 1996










                              EMPLOYMENT AGREEMENT




                                     Between

                                 ROOM PLUS, INC.

                                       and

                                   Marc Zucker










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                              EMPLOYMENT AGREEMENT


DATE:  June 16, 1995, as amended on August 1, 1996

THE PARTIES

Room Plus, Inc. a company registered to do business in New York and whose registered office is at 91 Michigan Avenue, Paterson, New Jersey (the "Company")

and

Marc Zucker of 800 Palisade Avenue, Apt. 22C, Fort Lee, NJ 07024
(the "Appointee")

1.  DEFINITIONS

                  In this Agreement (except where the context otherwise requires) the words and expressions set out below shall have the following meanings:

                  a) Associated Company: Associated Company means from time to time any company designated by the Board as an Associated Company.

                  b) Board: The Board means the board of directors of the Company from time to time or a duly authorized committee thereof.

                  c) Compensation Committee: Compensation Committee is the committee established by the Board for the purposes of determining the annual salary, any bonuses and other remuneration payable to the Appointee and other executive officers of the Company. In the event no such committee is established by the Board, the Compensation Committee shall mean the entire Board.

                  d) Employment: The term of employment of the Appointee pursuant to this Agreement.




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                  e)       Group:  The Group means the Company and any
                           Associated Company and any holding company of the Company and any subsidiary of such holding company or of the Company from time to time.

                  f) Clause Headings: Clause headings are inserted for ease of reference only and shall not affect construction.

                  g) Miscellaneous: Words importing one gender shall be treated as importing any gender; words importing individuals shall be treated as importing corporations and vice-versa; words importing singular shall be treated as importing plural and vice-versa; and words importing whole shall be treated as including a reference to any part thereof.

2.  APPOINTMENT

         The Company shall employ the Appointee and the Appointee shall serve the Company as the Company's Chief Executive Officer.

3.  DURATION

         3.1 The Employment shall be deemed to have commenced on June 30, 1995 ("the Commencement Date") and, subject to Paragraph 3.2, shall continue unless terminated by not less than three years written notice if given by the Company or not less than three months' written notice if given by the Appointee, such notice to be given at any time after the Commencement Date.

         3.2 After notice of termination has been given by the Company or Appointee pursuant to the provisions of this Agreement, the Company shall, in its sole discretion, have the right to relieve Appointee of his duties and deny Appointee access to Company property PROVIDED THAT the Appointee shall be entitled to receive his salary and any bonus in accordance with paragraph 6 hereof during any such period.




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4.  DUTIES

         The Appointee will:

         a) perform all the duties and exercise all the powers of his office and such other functions within the Group (not being inconsistent with his position as Chief Executive Officer) as the Board may reasonably require to the best of his ability, giving the Company the full benefit of his knowledge, expertise and technical skills and will comply with all lawful directions given by or with the authority of the Board, and will promptly, whenever required to do so, give a full account to the Board or a person duly authorized by the Board of all matters with which he is entrusted;

         b) whenever so required for the proper fulfillment of his duties work, without further remuneration, in excess of the normal hours of work of the Company, which are 35 hours per week; and

         c) attend and work at any premises of the Group wheresoever situated, and travel and work both in the United States and abroad, as may be required for the proper fulfillment of his duties provided the Company shall not, without the Appointee's prior consent, require him to go to or reside anywhere outside the United States other than occasional visits in the ordinary course of his duties and any expenses of such relocation will be paid according to current Group policy in appropriate circumstances.

5.  FULL-TIME EMPLOYMENT

The Employment is full time and the Appointee will not, without the prior authority of the Compensation Committee (and if the Appointee shall be a member of the Compensation Committee, he shall not vote on the matter), engage or be concerned or undertake or be interested in (whether directly or indirectly), any other business or occupation (except real estate holdings) or become or an employee or agent or consultant or partner of any other person, firm or company (other than a company within the Group), except that



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         a)       the Appointee may beneficially own any shares or
                  securities listed on a recognized stock exchange; and

         b) the Appointee may maintain his interest in and perform his duties for Retail Media Plus, Inc.

6.  REMUNERATION

         6.1 The Appointee will be compensated at the rate of $125,000 per annum which shall accrue from day to day and be payable by equal biweekly installments in arrears and shall be inclusive of any director's and other fees and emoluments receivable by the Appointee as a director of the Company or of any member of the Group. Such salary will be increased annually based on the New York-Northeastern New Jersey CPI published by the Bureau of Labor Statistics of the United States Department of Labor.

         6.2 The Appointee will be compensated by a performance bonus based on 1.5% of gross profit of the Company as paid as a monthly draw in advance. "Gross profit" shall mean the gross profit as shown on the Company's financial statements.

                  At the end of the Company's fiscal year, the draw account will be adjusted based on the actual gross profit for that year as reported by the Company's then accountants and any over or under adjustments will be reconciled 30 days after receipt of the Company's audited year-end financial report. Should there be a shortage in the draw account, the Appointee may repay such shortage at the monthly rate of 1/12 of the shortage over the next 12 months without interest.

         6.3 The Company may also pay to the Appointee such further sum or sums by way of bonus or otherwise in such manner and subject to such conditions as the Compensation Committee (and if the Appointee shall be a member of the Compensation Committee, he shall not vote on the matter) shall determine in each year.




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7.  EXPENSES

         The Company shall reimburse the Appointee during the Employment (against receipts or other appropriate evidence) for all expenses properly and reasonably incurred by him in the course of his duties under this Agreement. Such reimbursements will also be made for all such expenses incurred by the Employee (against receipts or other appropriate evidence) prior to the date of this Employment Agreement.

8.  AUTOMOBILE

         8.1 The Company shall provide an annual automobile allowance of $7,800 to the Appointee for the Appointee's use for the fulfillment of his duties under this Agreement on the following terms:

                  a) the Company will insure the automobile and reimburse the Appointee (against receipts or other appropriate evidence) for all maintenance, oil, repair and other running costs hereof;

                  b) the Appointer shall ensure that the automobile is fully serviced at such intervals as are recommended by the manufacturer of such model; and

                  c) the Company shall pay for fuel consumed by the automobile for the fulfillment of the Appointee's duties under this Agreement and for private mileage.

         8.2 The automobile shall at all times remain the absolute property of the Company and shall be returned immediately on termination of Employment.

9.  BENEFITS

         The Appointee shall be entitled to participate in any life insurance, retirement plan (including, but not limited to, pension, annuity, profit-sharing and deferred compensation plans), accident, disability, health and dental insurance and stock purchase plan maintained by the Company, on terms


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         no less favorable to those extended to any other executive of the Company.

10.  SICKNESS PAY

         10.1 The Appointee will be entitled to full pay during the first six months of absence from Employment in any calendar year due to sickness or injury and, for any subsequent such absence in the same calendar year, to such pay as the Board may deem appropriate, subject to the Company's right to terminate Appointee's Employment pursuant to paragraphs 3.1 and 13.1 hereof.

         10.2 The Appointee shall, at the request and expense of the Company, submit to a medical examination at any time when the Company sees fit as part of his Employment.

11.  HOLIDAYS AND VACATION

         11.1 The Appointee shall be entitled, with full remuneration, to the usual public and statutory holidays and a further 20 working day's vacation in each calendar year to be taken at such times as shall be agreed between the Board and the Appointee, or failing agreement, as the Board may determine.

         11.2 Such vacation entitlement shall be deemed to accrue from day to day and may be carried over from one calendar year to the next. The Appointee shall not be entitled to receive vacation pay in respect to vacation days accrued but not taken by him except on the termination of Employment (other than termination pursuant to paragraph 14.1), when he shall be entitled to receive vacation pay only in respect of vacation days accrued in the calendar year in which the Employment terminates but not taken at the date of such termination.

12.  CONFIDENTIALLY

         12.1 Without prejudice to the obligations of the Appointee arising by law during the Employment or at any time thereafter, the Appointee shall not, except with the



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                  prior written authority of the Board or under legal process, use for his own purpose or disclose to any third party and shall use his best endeavors to prevent the publication or disclosure of any information relating to the business, prospective business, technical process, systems, procedures, finances, designs, inventions, price lists or lists of customers and suppliers of any member of the Group (both current and those who were customers or suppliers during the previous two years) which comes into his possession by virtue of the Employment, and which the relevant member of the Group regards, or could reasonably be expected to regard, as confidential or commercially valuable.

         12.2 All plans, programs, designs, drawings, formulae, software, correspondence, specification, price lists, lists of customers and suppliers and all other documents, papers and property which may have been made or prepared by, or at the request of, the Appointee or have come into his possession or under his control in the course of the Employment or which relate in any way to the business (including prospective business) or affairs of the Group or of any customer, supplier, agent, distributor or sub-contractor of any member of the Group, shall, as between the Company and the Appointee, be deemed to be the property of the Company and shall, together with all other documents, papers and property in the possession or under the control of the Appointee and belonging to the Group, be delivered by the Appointee to the Company immediately upon termination of the Employment (or at any earlier time on demand of the Company) and the Appointee shall not, without the prior written consent of the Board, retain any copy thereof.

13.  TERMINATION

         13.1 Notwithstanding the provisions of Paragraph 3.1, the Company may terminate the Employment by written notice having immediate effect if the Appointee:

                  a) is convicted of a criminal offense (excluding a motor vehicle violation) irrespective of which he



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                           is sentenced to any term of imprisonment, whether
                           immediate or suspended; or

                  b) is disqualified from being a director of the Company by any reason of an order made by any competent court; or

                  c) is unable to perform the duties of the Employment through sickness or injury for twenty-six consecutive weeks or an aggregate of thirty-nine weeks in any fifty-two consecutive weeks; or

                  d) suffers from mental disorder, substance abuse or becomes of unsound mind which prevents him, in the sole judgment of the Company, from carrying out the duties of the Employment.

         13.2 Upon termination of Employment or if the Appointee shall cease for any reason to be a director of the Company, the Appointee shall forthwith, if so required by the Company, resign from his office as director of all companies of which is a director which are members of the Group, and of all other companies of which he shall have been appointed a director any member of the Group by virtue of any right of nomination vested in such member, and if he shall fail or refuse to do so, the Company is hereby irrevocably authorized by the Appointee to appoint a person in his place and on his behalf to do all such things and execute all such documents as may be necessary for or incidental to give effect to such resignation.

14.  CHANGE OF CONTROL

         14.1 In the event that any person or persons acting in concert shall become beneficially entitled to 50% plus one share or more of issued voting share capital of the Company pursuant to an offer, the terms of which are not recommended by the Board of the Company, the Appointee can, at his sole discretion, terminate this Agreement within one week of such change of control becoming absolute, or such later date as may be subsequently agreed with the acquirer.



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         14.2     In the event of such termination, the Appointee will be
                  entitled to receive an amount equal to three (3) times his annual salary plus bonus, if any, subject to any tax deductions or other withholdings as may be required by law.

15.  RESTRICTIONS

         The Appointee shall not, either alone or jointly with another or others, whether as principal, agent, consultant, director, partner, or employee, whether directly or indirectly through any other person, firm or company, and whether for his own benefit or that of others:

         a) for a period of one year following the termination of the Employment, solicit or endeavor to entice away any employee, director, agent or independent contractor or of any member of the Group or do any act whereby such employee, director, agent or independent contractor is encouraged to terminate his employment, appointment or contract with any member of the Group, whether or not such person would, by reason of terminating his service with or that member of the Group, be committing a breach of his contract with such company; or

         b) at any time during or after the termination of the Employment, use the name "Room Plus," "Just 'Round the Corner," "A Lot of Living in a Little Space" or any name likely to cause confusion therewith in the minds of members of the public for the purpose of a business similar to or competing with any business carried on by or any member of the Group whether such name is part of a corporate name, corporate motto or otherwise.

16.  SEVERABILITY

         16.1 Each of the restrictions contained in paragraphs 12 and 15 hereof constitutes an entirely separate and independent restriction and is considered by the parties to be reasonable and necessary for the protection of the legitimate interests of the Group, but if any such restriction or part thereof shall be found void by any court of competent jurisdiction but



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                  would be valid if some words were deleted therefrom, or the period thereof reduced, or are covered or range of activities reduced, such restrictions shall apply with such modification as may be necessary to make it valid and effective.

         16.2 In the event of any paragraph contained in this Agreement or any part thereof being declared invalid or unenforceable by any court of competent jurisdiction, all other paragraphs or parts thereof contained in this Agreement shall remain in full force and effect and shall not be affected thereby.

17.  AMENDMENTS AND WAIVERS

         17.1 No amendment to the provisions of this Agreement shall be effective unless in writing and signed by the parties hereto or their duly authorize representatives.

         17.2 All rights, remedies and powers conferred upon the parties hereto are cumulative and shall not be deemed or construed to be exclusive of other rights, remedies or powers now or hereafter conferred upon the parties hereto or either of them by law or otherwise.

         17.3 Any failure of either party at any time to insist upon or enforce any such right, remedy or power shall not be construed as a waiver thereof.

18.  NOTICES

         18.1 Any notice required or authorized hereunder shall be in writing and may be served by personal delivery or registered mail.

         18.2 Notices shall be deemed to be served at the time of delivery in the case of personal delivery, and upon receipt in the case of registered mail.

19.  POST TERMINATION PROVISIONS

         Any provision of this Agreement which contemplates or is capable of operation after termination of the Employment



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         shall apply, notwithstanding termination of the Employment for whatever reason.

20.  WHOLE AGREEMENT

         This Agreement constitutes the whole agreement between the parties. All other agreements (if any) for service between the Company and the Appointee or any other member of the Group are hereby abrogated and superseded.




                                                ROOM PLUS, INC.


                                                By: /s/ Allan J. Socher
                                                    -----------------------
                                                        Allan J. Socher
                                                        President




                                                    /s/ Marc Zucker
                                                    -----------------------
                                                        Marc Zucker